EXHIBIT 10.64

CASH-SETTLED RESTRICTED STOCK EQUIVALENT (RSE) AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS

Ashland Global Holdings Inc.

2021 Omnibus Incentive Compensation Plan

Participant: ______________________________

Number of Restricted Stock Equivalents: ______________________________

Grant Date: ______________________________

Vesting Schedule: 1/3 on _____________

1/3 on _____________

1/3 on _____________

1.
Grant. Ashland Inc. (“Ashland”) hereby grants to the above-named Participant (the “Participant”) ___________ Restricted Stock Equivalents (“RSEs”) (this “Award”) pursuant to the Ashland Global Holdings Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) and this Restricted Stock Equivalent Agreement (this “Agreement”), in order to provide the Participant with an additional incentive to continue his or her services to Ashland. and its Affiliates and to continue to work for the best interests of Ashland and its Affiliates. For purposes of this Agreement “Employer” means either Ashland, if the Participant is directly employed by Ashland, or the Affiliate that employs the Participant. Capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Plan.
2.
Value. This Award represents the contingent right (as set forth herein) of the Participant to receive a cash payment payable in Participant’s local currency for each vested RSE equal to the Fair Market Value of one (1) Share in accordance with this Agreement.
3.
Vesting. Following acceptance of this Award by the Participant, as provided for hereunder, the applicable number of RSEs set forth above will become vested on the applicable vesting date set forth above (each, the applicable “Vesting Date”). The RSEs shall vest so long as the Participant remains continuously employed by Ashland or any of its Affiliates (“Continuous Employment”), during the period commencing on the Grant Date and ending on the applicable Vesting Date.
4.
Forfeiture. Except as otherwise provided below or as otherwise determined by the Committee, this Award shall be forfeited in the event the Participant ceases to be a director, officer, employee or consultant of Ashland or its Affiliates for any reason prior to a Vesting Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.

Upon termination of Continuous Employment with Ashland and any of its Affiliates for any reason, the Participant immediately shall cease vesting in the RSEs on the Termination Date

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and shall forfeit the unvested portion of the RSEs; provided, if the Participant’s termination of employment occurs for “Cause” (as defined below), the Participant shall forfeit the RSEs in their entirety (both the vested portion and the unvested portion).

5.
Retirement. If the Participant’s employment by the Company is terminated due to the Participant’s Retirement after the end of fiscal year in which the RSEs were granted, the unvested RSEs shall fully vest on termination date. If the Participant’s Retirement is before the end of the fiscal year in which the RSEs were granted, the unvested RSEs for that year shall be forfeited.
6.
Death, Disability or Termination without Cause. If the Participant’s employment by Ashland is terminated due to the Participant’s death, Disability or the Participant is otherwise terminated by the Company without cause, prior to the vesting date, the remaining unvested RSEs will be pro-rated through the last day worked (number of days from grant date through last day worked divided by number of days in each vesting period). The pro-rated shares will be accelerated and vested on termination date.
7.
Definitions.
(a)
For purposes of this Agreement and unless otherwise required by local law, “Retirement” shall mean a termination of employment after attaining age 55 and having at least ten (10) years of credited service with Ashland or any Affiliate.
(b)
For purposes of this Agreement, “Disability” shall mean a total and permanent disability as defined in Section 22(e)(3) of the Code.
(c)
For purposes of this Agreement, “Termination Date” shall be the earlier of: (i) the date on which the Participant ceases to render actual continuous services to Ashland and any of its Affiliates; (ii) the date on which the Participant first provides notice of resignation to, or is provided notice of termination of employment by, Ashland or the Employer; or (iii) the first date of any statutory notice period provided under local law, notwithstanding any entitlement that the Participant might have to notice, pay in lieu of notice, severance pay, or termination pay.
(d)
For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with the Employer (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) willful engaging by the Participant in gross misconduct materially injurious to Ashland, its Affiliates or the Employer, or (iii) the Participant’s conviction of or the entering of a plea of nolo contendere (or similar plea under the law of a jurisdiction outside the United States) to the commission of a felony (or a similar crime or offense under the law of a jurisdiction outside the United States).
8.
Settlement. As soon as administratively practicable following the vesting of the Award, the Employer shall issue the Participant a cash payment in local currency (based upon Ashland’s internal F/X conversion rate) for each vested RSE, less any withholding for Tax-Related Items as set forth and defined in Section 8 below.

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As a condition to the grant of the Award, the Participant agrees to repatriate all payments attributable to the RSEs and other amounts acquired under the Plan (to the extent such amounts are not paid locally) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by Ashland and its Affiliates, as may be required to allow Ashland and its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

9.
Responsibility for Taxes. Regardless of any action Ashland, or any of its Affiliates, including the Employer, takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Award (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that Ashland and its Affiliates, including the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the RSEs, the vesting of the RSEs and any payments in settlement of any vested RSEs, and (b) do not commit to structure the terms of the grant or any aspect of the RSEs to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the delivery of any cash payment upon the vesting of the Participant’s RSEs, if the Participant’s country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Employer shall withhold a portion of the cash payment sufficient to pay the Tax-Related Items required to be withheld. Alternatively, the Employer may withhold the Tax-Related Items required to be withheld from the Participant’s regular salary/wages or any other amounts payable to the Participant. In the event the withholding requirements are not satisfied through the withholding from the cash payment attributable to the vested RSEs or through the Participant’s regular salary and/or wages or any other amounts payable to the Participant, no payment will be issued to the Participant (or the Participant’s estate) upon the vesting of the RSE unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Employer determines, in its sole discretion, must be withheld or collected with respect to such RSEs.

If the Participant relocates to another jurisdiction during the lifetime of the RSEs, the Participant shall be responsible for notifying Ashland of such relocation and shall be responsible for compliance with all applicable tax requirements. If the Participant is subject to taxation in more than one jurisdiction, the Participant acknowledges and agrees that the Employer and/or other Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this Award, the Participant expressly and explicitly consents to the withholding methods as provided for hereunder. All other Tax-Related Items related to the RSEs shall be the Participant’s sole responsibility.

10.
Acknowledgement and Waiver. By accepting this Award, the Participant acknowledges, understands and agrees that:

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(a)
the Plan is established voluntarily by Ashland, is discretionary in nature and may be modified, amended, suspended or terminated by Ashland at any time;
(b)
the grant of RSEs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSEs, or benefits in lieu of RSEs, even if RSEs have been granted in the past;
(c)
all decisions with respect to future grants, if any, will be at the sole discretion of Ashland;
(d)
the Participant’s participation in the Plan shall not create a right to continued employment with Ashland or the Employer, as applicable, and shall not interfere with the ability of the Employer to terminate the Participant’s employment relationship at any time as may be permitted under applicable law and/or any employment agreement;
(e)
the Participant is participating voluntarily in the Plan;
(f)
this Award and any resulting benefits are not intended to replace any pension rights or compensation;
(g)
this Award and any resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments and in no event should be considered as compensation for, or relating in any way to, past services for Ashland, its Affiliates or the Employer;
(h)
unless otherwise agreed with Ashland, the RSEs and the income and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Affiliate;
(i)
this Award will not be interpreted to form an employment contract or relationship with Ashland, any of its Affiliates or the Employer;
(j)
the future value of the Shares underlying the RSEs is unknown, indeterminable and cannot be predicted with certainty;
(k)
no claim or entitlement to compensation or damages shall arise from forfeiture of the RSEs resulting from termination of the Participant’s employment (for any reason whatsoever and whether or not in breach of local labor laws);
(l)
in consideration of the grant of the Award to which the Participant is otherwise not entitled, the Participant expressly and irrevocably agrees never to institute any claim against Ashland, its Affiliates and the Employer, and expressly waives and releases Ashland, its Affiliates and the Employer from any such claim; notwithstanding the foregoing, if any claim is allowed by a court of competent jurisdiction, then, by accepting the Award and participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and to have agreed to execute any and all documents necessary to request dismissal or withdrawal of such claims;

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(m)
neither Ashland, its Affiliates nor the Employer will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of the RSEs or any amounts payable to the Participant pursuant to the settlement of the RSEs; and
(n)
if Ashland determines that the Participant has engaged in misconduct prohibited by applicable law or any applicable policy of Ashland, as in effect from time to time, or Ashland is required to make recovery from the Participant under applicable law or an Ashland policy adopted to comply with applicable legal requirements, then Ashland may, in its sole discretion, to the extent it determines appropriate and to the extent permitted under applicable law, (i) recover from the Participant the proceeds from RSEs up to three (3) years prior to the Participant’s termination of employment or any time thereafter, (ii) cancel the Participant’s outstanding RSEs whether or not vested, and (iii) take any other action required or permitted by applicable law.
11.
Data Privacy. Ashland (or the “Company”) is located at 8145 Blazer Drive, Wilmington, DE 19808, U.S.A. and grants RSEs under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of RSEs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein, except to the extent the following provisions are specifically modified by the Addendum to this Agreement.

(a) Data Collection, Processing and Usage. The Company processes the Participant’s personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of stock or directorships held in the Company, and details of all RSEs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the RSEs under the Plan, the Company will process the Participant’s personal data for purposes of allocating the cash payment and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s personal data is the Participant’s consent.

(b) Stock Plan Administration Service Provider. The Company may transfer the Participant’s personal data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which may assist the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator may open an account for the Participant to receive any cash payment acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

(c) International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The

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Company’s legal basis for the transfer of the Participant’s personal data to the United States is the Participant’s consent.

(d) Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.

(e) Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should contact his or her local human resources representative.

12.
Change of Control. The Award shall be treated in accordance with Section 8 of the Plan in the event of a Change of Control prior to a Vesting Date and while the Award remains outstanding.
13.
Non-transferability. The Participant may not sell, transfer, pledge, assign, attach or otherwise alienate or hypothecate any rights under this Agreement other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her. The terms of this Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
14.
Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the Award), and hereby accepts this Award and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Award. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

15. Restrictive Covenants. (a) In consideration of this Award, the Participant agrees that during the Participant’s employment and the twelve (12) month period following the Participant’s termination of employment with Ashland or its Affiliates for any reason (the “Covenant Period”), without the written consent of Ashland, the Participant will not:

(i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its Affiliates; or

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(ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its Affiliates, including, without limitation:

(y) soliciting or encouraging any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its Affiliates to terminate his, her or its relationship with Ashland or any of its Affiliates for any reason; or

(z) disclosing proprietary or confidential information of Ashland or any of its Affiliates to third parties or using any such proprietary or confidential information for the benefit of anyone other than Ashland and its Affiliates;

provided, however, that this Agreement shall not prohibit the Participant in any way from (1) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the U.S. Securities and Exchange Commission (the “SEC”); (2) providing proprietary or confidential information to the SEC, or providing the SEC with information that would otherwise violate clause (ii) above, to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Ashland; or (4) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934. Furthermore, the Participant is advised that the Participant shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of any proprietary or confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (A) in confidence to a U.S. federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. The restrictions in this paragraph are referred to herein as the “Participant Covenants”.

(b) Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within the Covenant Period for any reason Ashland may: (x) cancel this Award; (y) eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its Affiliates (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A of the U.S. Internal Revenue Code (the “Code”) and such elimination or reduction would trigger a tax or penalty under Section 409A of the Code, to or on behalf of the Participant in an amount up to the total amount paid (or closing stock price of Shares on the payment date multiplied by the number of Shares awarded) or payable to the Participant under this Agreement; and/or (z) require the Participant to pay Ashland an amount up to the total amount paid (or closing stock price of Shares on the payment date multiplied by the number of Shares awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorneys fees, and other costs and expenses incurred in connection therewith; provided that the actions described in clauses (x), (y) and (z) shall not be taken with respect to the Award

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at any time following the third (3rd) anniversary of the vesting of the Award (or the applicable portion thereof). To the extent a longer Covenant Period is specified in another agreement between the Participant and Ashland or its Affiliates, the provisions of this Section 14 shall be extended to apply to such longer period.

16.
Miscellaneous.

(a) Governing Law; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of Delaware, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and expressly consent to the sole and exclusive jurisdiction of the courts of the state of Delaware, or the Federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed.

(b) Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) No Advice Regarding Grant. Ashland, its Affiliates and the Employer are not providing any tax, legal or financial advice, nor is Ashland, its Affiliates or the Employer making any recommendations regarding the Participant’s participation in the Plan. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(d) Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Shares, Ashland shall not be required to deliver any Shares issuable upon settlement of the RSEs prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the SEC or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval Ashland shall, in its absolute discretion, deem necessary or advisable. The Participant understands that Ashland is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Participant agrees that Ashland shall have unilateral authority to amend the Agreement without his or her consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

If the Participant is employed and/or resident in a country that is a member of the European Union, the Award and this Agreement are intended to comply with the age discrimination

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provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Award and this Agreement are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Ashland, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(e) Electronic Delivery and Participation. Ashland may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by Ashland or a third party designated by Ashland.

(f) Language. By participating in the Plan, the Participant acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms and conditions of the Agreement. The Participant has received the terms and conditions of the RSEs and any other related communication and the Participant consents to receiving these documents in English. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(h) Waiver of Ashland. The Participant acknowledges that a waiver by Ashland of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

(i) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or at time of transmission if sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or forty-eight (48) hours after being deposited with an express courier, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(j) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) instrument.

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(k) Private Placement. The grant of the RSEs is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). Ashland has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the RSEs is not subject to the supervision of the local securities authorities.

(l) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, Ashland’s successors and assigns. The rights and obligations of the Participant under this Agreement may not be assigned without the prior written consent of Ashland.

(m) Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different) as set forth in the addendum to the Agreement (the “Addendum”). Further, if the Participant transfers residency and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent Ashland determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award and the Plan (or Ashland may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Addendum shall constitute part of this Agreement.

(n) Additional Requirements. Ashland reserves the right to impose other requirements on the Award and the Participant’s participation in the Plan to the extent Ashland determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(o) Section 409A Compliance. This Agreement is intended to comply with Section 409A of the Code, and any regulations, rulings, or guidance provided thereunder. Each payment under this Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may the Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement. Ashland reserves the unilateral right to amend this Agreement upon written notice to the Participant in order to prevent taxation under Section 409A of the Code.

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17.
Acceptance. This Award of Restricted Stock Equivalents is subject to the Participant’s online acceptance of the terms and conditions of the Plan and this Agreement, including as applicable the Addendum attached hereto through the Fidelity website. The right to the Restricted Stock Equivalents under the Plan shall expire if not accepted by __________, 20__.

By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). A copy of these documents can be found on the Company’s intranet or your Fidelity account and may also be obtained by contacting the Company’s Human Resources Department. The terms and provisions of the Plan are incorporated herein by reference. The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

IN WITNESS WHEREOF, Ashland Inc. has caused this instrument to be executed and delivered effective as of the day and year first above written.

Ashland Inc.

Eileen Drury

Senior Vice President and

Chief Human Resources Officer

By : ________________________________

Name : ________________________________

Date: ________________________________

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ashland global holdings inc.

2021 omnibus incentive compensation plan

ADDENDUM TO CASH-SETTLED RESTRICTED STOCK EQUIVALENT (RSE)

AWARD AGREEMENT FOR NON-U.S. PARTICIPANTS

In addition to the provisions of the 2021 Ashland Global Holdings Inc. Omnibus Incentive Compensation Plan, as such plan may be amended from time to time (the “Plan”), and the Cash-Settled Restricted Stock Equivalent Award Agreement (the “Agreement”), the RSEs are subject to the following additional terms and conditions as set forth in this addendum to the Agreement to the extent the Participant resides and/or is employed in one of the countries addressed herein (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Agreement. To the extent the Participant transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Participant to the extent Ashland determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the RSEs and the Plan (or Ashland may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC UNION (“EEA”) / SWITZERLAND / THE UNITED KINGDOM

Data Privacy. See Section 10 above

AUSTRALIA

1. Securities Law Notice. The grant of RSEs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the offer document for the grant of RSEs to Australian residents, distributed to the Participant with the Plan documentation.

2. RSE Conditioned on Satisfaction of Regulatory Obligations. If the Participant is (a) a director of an affiliate or subsidiary incorporated in Australia, or (b) a person who is a management-level executive of an affiliate or subsidiary incorporated in Australia and who also is a director of an affiliate or subsidiary incorporated outside of the Australia, the grant of the RSEs is conditioned upon satisfaction of the shareholder approval provisions of section 200B of the Corporations Act 2001 (Cth) and the Corporations Amendment (Improving Accountability on Termination Payments) Act in Australia.

3. Tax Information. The Plan is a program to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

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BRAZIL

1. Commercial Relationship. The Participant expressly acknowledges and agrees that the Participant’s participation in the Plan and Ashland’s grant of the RSEs does not constitute an employment relationship between the Participant and Ashland. The Participant has been granted the RSEs as a consequence of the commercial relationship between Ashland and the Employer, and the Employer is the Participant’s sole employer. Based on the foregoing, the Participant expressly recognizes that (a) the Plan and the benefits the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Employer, (b) the Plan and the benefits the Participant may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by Ashland, or a termination of the Plan by Ashland, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer.

2. Extraordinary Item of Compensation. The Participant expressly acknowledges and agrees that the Participant’s participation in the Plan is a result of the discretionary and unilateral decision of Ashland, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Participant acknowledges and agrees that Ashland may, in its sole discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the RSEs is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. The RSEs are not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar mandatory payments, which are the exclusive obligations of the Employer.

FRANCE

1. Use of English Language. By accepting the Award, the Participant acknowledges and agrees that it is the Participant’s wish that the Agreement, this Addendum, as well as all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, either directly or indirectly, be drawn up in English.

Utilisation de l’anglais. En acceptant l'Attribution, le Participant reconnaît et accepte avoir expressément souhaité la rédaction en anglais du Contrat, de la présente Annexe, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, en vertu de l'Attribution.

INDIA

1.
Labor Law Acknowledgement. The RSEs and any amount paid pursuant to the Award received under the Plan, and the income and value of same, are extraordinary items that are not part of your annual gross salary.

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ITALY

1. Plan Document Acknowledgment. In accepting the RSEs, the Participant acknowledges that he or she received a copy of the Plan and the Agreement and reviewed the Plan and the Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan and the Agreement, including this Addendum.

More specifically, the Participant acknowledges that he or she has read and specifically and expressly approves the following provision of the Agreement: Section 1 (Grant); Section 3 (Vesting); Section 9 (Responsibility for Taxes); Section 10 (Acknowledgment and Waiver); Section 11 (Data Privacy); Section 16(a) (Governing Law; Venue); Section 16(e) (Electronic Delivery and Participation); Section 16(f) (Language); and Section 16(m) (Addendum to Agreement).

MEXICO

1. Labor Law Policy and Acknowledgment. The Participant expressly recognizes that participation in the Plan and Ashland's grant of the RSEs does not constitute an employment relationship between the Participant and Ashland. The Participant has been granted the RSEs as a consequence of the commercial relationship between Ashland and the Employer in Mexico, and the Employer in Mexico is the Participant’s sole employer. Based on the foregoing, the Participant expressly recognizes that (a) the Plan and the benefits derived from participation in the Plan do not establish any rights between the Participant and the Employer, (b) the Plan and the benefits derived from participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer in Mexico, and (c) any modifications or amendments of the Plan by Ashland, or a termination of the Plan by Ashland, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Employer in Mexico.

2. Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that participation in the Plan is a result of the discretionary and unilateral decision of Ashland, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Participant acknowledges and agrees that Ashland may, in its sole discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the RSEs is an extraordinary item of compensation outside the scope of the employment contract, if any. The RSEs are not a part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar mandatory payments, which are the exclusive obligations of the Employer.

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NETHERLANDS

1.
Waiver of Termination Rights. As a condition to the grant of the RSEs, the Participant hereby waives any and all rights to compensation or damages as a result of a termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Participant ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.

SPAIN

1. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights. By accepting the RSEs, the Participant consents to participation in the Plan and acknowledges receipt of a copy of the Plan. The Participant understands that Ashland has unilaterally, gratuitously and in its sole discretion granted the RSEs under the Plan to individuals who may be employees of Ashland or its Affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind Ashland or any of its Affiliates on an ongoing basis. Consequently, the Participant understands that the RSEs are granted on the assumption and condition that the RSEs and the cash payment in settlement of the RSEs shall not become a part of any employment contract (either with Ashland or any of its Affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referenced above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason the RSEs shall be null and void.

The Participant understands and agrees that, as a condition of the RSEs, unless otherwise provided in the Agreement, any unvested RSEs as of the date the Participant ceases employment will be forfeited without further entitlement or any amount of indemnification in the event of termination of employment. The Participant acknowledges that the Participant has read and specifically accepts the terms and conditions referred to in the Agreement regarding the impact of a termination of employment on the RSEs.

Termination for Cause. Notwithstanding anything to the contrary in the Plan or the Agreement, “Cause” shall be defined as set forth in the Plan, regardless of whether the termination is considered a fair termination (i.e., “despido procedente”) under Spanish legislation.

SWITZERLAND

Securities Law Acknowledgment. Neither the Agreement, the Addendum nor any other materials relating to the RSEs (a) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of Ashland and its Affiliates or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to

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article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED KINGDOM

1. Responsibility for Taxes. The following supplements Section 4 of the Agreement:

Without limitation to Section 4 of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by Ashland, the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified Ashland and the Employer against any taxes that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Participant’s behalf.

Notwithstanding the foregoing, if the Participant is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the Participant understands that the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or an executive officer and income tax due is not collected from or paid by the Participant within 90 days after the end of the U.K. tax year in which the event giving rise to the income tax occurs (or such other period specified in U.K. law), the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Participant acknowledges that, ultimately, the Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying Ashland or the Employer (as applicable) the amount of any employee NICs due on this additional benefit. The Participant further acknowledges that Ashland or the Employer (as applicable) may recover such amounts from the Participant by any of the means referred to in Section 4 of the Agreement.

2. Exclusion of Claim. The Participant acknowledges and agrees that the Participant shall have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to vest in the Participant’s RSEs, whether or not as a result of such termination (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Participant’s RSEs. Upon the grant of the RSEs, the Participant shall be deemed irrevocably to have waived any such entitlement.

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